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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:     (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On November 30, 2005, Cathay General Bancorp (the "Bancorp"), the holding company of Cathay Bank (the "Bank"), announced that its Board of Directors approved the following fee structure effective December 1, 2005, for each director who is not also a full-time officer of the Bancorp or its subsidiaries:

Fee for each Bancorp or Bank Board meeting* attended:	$1,500
Board meeting* fee (non-attendance):	$1,000

* Bancorp Board meetings that are held on the same day as meetings of the Bank Board qualify only for a single meeting fee.

Fee for attending each Loan Committee** meeting:	$500
Fee for attending each meeting of other Bancorp or Bank Board committees:	$450

    Committee Chair monthly retainer (in addition to the regular fees payable for attending committee meetings):

Audit Committee	$500
Equity Incentive Plan Committee	$300
Building Committee**	$300
Bank Secrecy Act (BSA) Committee**	$300
Executive Compensation Committee	$250

** Committee of the Bank Board.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2005

                                                                                            CATHAY GENERAL BANCORP

                                                                                            By:  /s/ Heng W. Chen

                                                                                                   Heng W. Chen

                                                                                                   Executive Vice President and Chief

                                                                                                   Financial Officer